                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Registrant's Nonstatutory Stock Option Plan of our report dated February 20, 1996, with respect to the consolidated financial statements of Autodesk, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


San Francisco, California
October 25, 1996